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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated October 4, 1995 (except with respect to the matter discussed in Note 10(b) as to which the date is December 6, 1995) and to all references to our Firm included in or made part of this Registration Statement.


                                            ARTHUR ANDERSEN LLP

January 9, 1996